UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021

Global Consumer Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40468	86-1229973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1926 Rand Ridge Court

Marietta, GA 30062

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 939-9419

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share and one-half of one warrant	GACQU	The Nasdaq Stock Market LLC

Common stock, par value $0.0001 per share	GACQ	The Nasdaq Stock Market LLC

Redeemable warrants	GACQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Global Consumer Acquisition Corp. (“Global Consumer”) has entered into the following agreements to acquire two business combination target companies for the purpose of consummating its initial business combination. Both business combination target companies are in the home decor and fragrance products industry. All capitalized terms used herein, but not otherwise defined, shall have the respective meanings ascribed to such terms in the respective agreements.

Stock Purchase Agreement to Acquire Luminex Home Décor & Fragrance Holding Corporation

On December 13, 2021, Global Consumer entered into a Stock Purchase Agreement (the “Luminex SPA”) with CLP Luminex Holdings, LLC, a Delaware limited liability company (“Luminex Seller”), and Luminex Home Décor & Fragrance Holding Corporation, a Delaware corporation (“Luminex”). Pursuant to the terms of the Luminex SPA, a business combination between Global Consumer and Luminex will be effected by the acquisition of 100% of the issued and outstanding shares of capital stock of Luminex from Luminex Seller (the “Luminex Stock Acquisition”). The board of directors of Global Consumer (the “GACQ Board”) has (i) approved and declared advisable the Luminex SPA and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the Luminex SPA and related transactions by the stockholders of Global Consumer.

Luminex Stock Acquisition Consideration

The purchase price payable by Global Consumer to Luminex Seller in the Luminex Stock Acquisition is in the form of cash and is based on an enterprise value of 8 times LTM EBITDA of Luminex and its subsidiaries for the trailing twelve months ending January 31, 2022 (subject to an enterprise value floor of $160 million and a cap of $200 million), which enterprise value is (1) increased by (A) the cash and cash equivalents of Luminex and its subsidiaries as immediately prior to the Closing, and (B) certain transaction expenses incurred by Luminex for the benefit of Global Consumer, and (2) decreased by (A) the funded debt of Luminex and its subsidiaries as of immediately prior to the Closing, (B) certain agreed-upon debt-like items of Luminex and its subsidiaries, (C) Luminex transaction expenses, and (D) the tax liability resulting from the settlement or extinguishment of certain intercompany debt prior to Closing. In addition, the purchase price is adjusted upwards or downwards by any surplus or shortfall in net working capital of Luminex and its subsidiaries as of immediately prior to the Closing as compared to an agreed upon net working capital target. The purchase price payable at the Closing (and each component thereof) will be estimated in good faith by Luminex and reviewed and approved by an accounting firm mutually agreed upon by Global Consumer and Luminex Seller. The estimated closing purchase price will be reviewed post-closing and any adjustment will be made by mutual agreement of Global Consumer and Luminex or, in case of disagreement, by Grant Thornton LLP. In case of a negative post-closing adjustment amount, the maximum amount payable by Luminex is $5 million, which amount will be deposited in escrow at Closing out of the purchase price payable by Global Consumer to Luminex Seller.

Representations and Warranties

The Luminex SPA contains customary representations and warranties of the parties thereto. Luminex and Luminex Seller have made representations and warranties with respect to (a) corporate existence and power, (b) authorization to enter into the Luminex SPA and related transactions, (c) governmental authorization, (d) non-contravention, (e) capitalization, (f) corporate records, (g) subsidiaries, (h) consents, (i) financial statements, (j) books and records, (k) internal accounting controls, (l) absence of changes, (m) properties; title to the company’s assets, (n) litigation, (o) contracts, (p) licenses and permits, (q) compliance with laws, (r) intellectual property, (s) accounts payable, (t) employees; employee matters, (u) withholding, (v) employee benefits, (w) real property, (x) tax matters, (y) environmental laws, (z) finders’ fees, (aa) powers of attorney, suretyships and bank accounts, (bb) directors and officers, (cc) anti-money laundering laws, (dd) insurance, (ee) related party transactions, and (ff) not an investment company.

Global Consumer has made representations with respect to (a) corporate existence and power, (b) corporate authorization to enter into the Luminex SPA and related transactions, (c) governmental authorization, (d) non-contravention, (e) finders’ fees, (f) board approval, (g) litigation, (h) capitalization, (i) compliance, (j) SEC filings; financial statements; Sarbanes-Oxley, (k) purchaser trust fund, and (l) registration and listing.

Covenants

The Luminex SPA includes customary covenants of the parties with respect to operation of their respective businesses prior to consummation of the Luminex Stock Acquisition, and efforts to satisfy conditions to consummation of the Luminex Stock Acquisition.

The Luminex SPA also contains additional covenants of the parties, including, among others, access to information, tax matters, notices of certain events, cooperation in the preparation of the Proxy Statement and other filings required to be filed in connection with the Luminex Stock Acquisition, cooperation with antitrust law approvals, efforts to obtain Company Consents, Global Consumer’s right to obtain quality of earnings reports as of December 31, 2021 and January 31, 2022, Luminex providing additional financial information, approval by Luminex stockholders with respect to Waived 280G Benefits, cooperation and payment in Global Consumer securing a RWI Policy not to exceed $20 million, non-competition and non-solicitation, and Global Consumer using commercially reasonable efforts to secure at least $100 million in a PIPE Financing.

Exclusivity

Each of Global Consumer, Luminex Seller and Luminex has agreed that from the date of the Luminex SPA until the Closing Date or, if earlier, the valid termination of the Luminex SPA in accordance with its terms, it will not initiate any negotiations with any party relating to an Alternative Transaction (as such term is defined in the Luminex SPA) or enter into any agreement relating to such a proposal. Each of Global Consumer, Luminex Seller and Luminex has also agreed to be responsible for any acts or omissions of any of its respective representatives that, if they were the acts or omissions of Global Consumer, Luminex Seller or Luminex, as applicable, would be deemed a breach of the party’s obligations with respect to these non-solicitation restrictions.

Conditions to Closing

The consummation of the Luminex Stock Acquisition is conditioned upon, among other things, (i) the absence of any applicable law or order restraining, prohibiting or imposing any condition on the consummation of the Luminex Stock Acquisition and related transactions, (ii) the expiration or termination of the waiting period under the HSR Act and any other applicable Antitrust Laws and the consent, approval or authorization of any Authority required under applicable Antitrust Laws, (iii) no action being brought by any Authority to enjoin or otherwise restrict the consummation of the Closing, (iv) Global Consumer having at least $5,000,001 of net tangible assets either immediately prior to or upon consummation of the Luminex Stock Acquisition, and (v) approval by Global Consumer stockholders of the Luminex Stock Acquisition and related transactions and each of the Purchaser Proposals.

Global Consumer’s obligation to close is subject to the satisfaction of the following conditions, which include, among other things, (A) Luminex having duly performed or complied with all of its obligations under the Luminex SPA in all material respects, (B) the representations and warranties of Luminex (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect), other than the Company Fundamental Representations, being true and complete in all material respects as of the date of the Luminex SPA and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty being true and complete in all material respects at and as of such earlier date), (C) the Company Fundamental Representations (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) being true and complete in all respects at and as of the date of the Luminex SPA and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty being true and complete in all respects at and as of such specific date), other than de minimis inaccuracies, (D) no event having occurred that would result in a Material Adverse Effect on Luminex or any of its subsidiaries, (E) receipt of Company Consents, (F) receipt of payoff letters for certain Closing Funded Debt, and (G) resignation of certain Luminex directors as set forth in the Luminex SPA.

Luminex’s conditions to closing include, among other things, (A) Global Consumer having duly performed or complied with all of its obligations under the Luminex SPA in all material respects, (B) the representations and warranties of Global Consumer contained in the Luminex SPA (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect), other than the Purchaser Fundamental Representations, being true and complete in all material respects as of the date of the Luminex SPA and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty being true and complete in all material respects at and as of such earlier date), (C) the Purchaser Fundamental Representations (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) being true and complete in all respects at and as of the date of the Luminex SPA and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty being true and complete in all respects at and as of such specific date), other than de minimis inaccuracies, (D) no event having occurred that would result in a Material Adverse Effect on Global Consumer, and (E) Global Consumer shall have executed and delivered to Luminex and Luminex Seller a copy of each Additional Agreement to which Global Consumer is a party.

Termination

The Luminex SPA may be terminated at any time prior to the Closing Date as follows:

(i) by either Global Consumer or Luminex Seller if (i) the Luminex Stock Acquisition and related transactions are not consummated on or before February 28, 2022 (the “Outside Closing Date”), provided that, if the SEC has not cleared the Proxy Statement on or prior to February 28, 2022, the Outside Closing Date shall be automatically extended monthly until the Proxy Statement is cleared by the SEC and upon such clearance the Outside Closing Date shall be automatically extended for 60 days after such clearance; provided, however, that in no event shall the Outside Closing Date extend beyond June 13, 2022; and (ii) the material breach or violation of any representation, warranty, covenant or obligation under the Luminex SPA by the party (i.e., Global Consumer, on one hand, or Luminex Seller, on the other hand) seeking to terminate the Luminex SPA was not the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Closing Date, without liability to the other party. Such right may be exercised by Global Consumer or Luminex Seller, as the case may be, giving written notice to the other at any time after the Outside Closing Date;

(ii) by either Global Consumer or Luminex Seller if any Authority has issued any final decree, order, judgment, award, injunction, rule or consent or enacted any law, having the effect of permanently enjoining or prohibiting the consummation of the Luminex Stock Acquisition, provided that, the party seeking to terminate cannot have breached its obligations under the Luminex SPA and such breach was a direct and substantial cause of such action by the Authority; or

(iii) by mutual written consent of Global Consumer and Luminex Seller duly authorized by each of their respective boards of directors, managers or members, as applicable.

The Luminex SPA and other agreements described below have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about Global Consumer, Luminex or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Luminex SPA were made as of a specified date, are modified or qualified by information in one or more disclosure letters prepared in connection with the execution and delivery of the Luminex SPA, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Luminex SPA are not necessarily characterizations of the actual state of facts about Global Consumer, Luminex or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that Global Consumer makes publicly available in reports, statements and other documents filed with the SEC. Global Consumer, Luminex Seller and Luminex stockholders, members, managers and security holders are not third-party beneficiaries under the Luminex SPA.

Survival of Representations and Warranties and Indemnification

The representations, warranties, covenants or agreements of Global Consumer, Luminex and Luminex Seller contained in the Luminex SPA will survive the Closing and the consummation of the transactions contemplated thereby for a period of 24 months after the Closing Date. Subject to the limitations set forth in the Luminex SPA, from and after the Closing, Luminex Seller shall defend, indemnify and hold harmless each of Global Consumer, its Affiliates (including, after the Closing, Luminex) and their respective successors, officers, directors, shareholders, employees, agents, trustees, advisers, lenders and representatives, solely out of the Retention Escrow Funds, from and against, and pay or reimburse, such indemnitees for any and all claims, liabilities (including Tax liabilities), obligations, losses, fines expenses, costs, proceedings, deficiencies, judgments, penalties or damages, including out-of-pocket expenses, consulting fees, court costs, expert witness fees and reasonable attorneys’ fees and expenses incurred in the investigation or defense of any of the same or in asserting any of their respective rights thereunder, resulting from, arising out of or relating to any misrepresentation or breach of any warranty of Luminex or Luminex Seller contained in the Luminex SPA.

Stock Purchase Agreement to Acquire GP Global Limited

On December 13, 2021, Global Consumer entered into a Stock Purchase Agreement (the “GP Global SPA”) by and among Global Consumer, TGP Trading FZCO, a freezone company with limited liability organized in Dubai Airport Free Zone, Dubai, United Arab Emirates (“GP Global Seller”), and GP Global Limited, an offshore company with limited liability organized in Jebel Ali Free Zone, Dubai, United Arab Emirates (“GP Global”). Pursuant to the terms of the GP Global SPA, a business combination between Global Consumer and GP Global will be effected by the acquisition of 100% of the issued and outstanding capital shares of GP Global from GP Global Seller (the “GP Global Stock Acquisition”).

The GP Global SPA was unanimously approved by all of Global Consumer’s disinterested directors on December 10, 2021. Due to his position as the sole member of GP Global Seller, Mr. Gautham Pai, Co-Chairman of the GACQ Board, recused himself from both the GACQ Board discussions and the vote regarding the business combination with GP Global.

The GACQ Board also resolved to recommend approval of the GP Global SPA and related transactions by the stockholders of Global Consumer. However, it is a condition to the closing of the transactions contemplated by the GP Global SPA, that the GACQ Board receive an opinion from an independent investment banking firm that is a member of FINRA, regarding the fairness to Global Consumer, from a financial point of view, of a business combination with a business that is affiliated with its sponsor, officers, directors, special advisor or existing holders (the “Fairness Opinion”). Since Mr. Pai is an affiliate of GP Global, Global Consumer has engaged BDO USA, LLP to prepare the Fairness Opinion. If the Fairness Opinion is not received, Global Consumer will not proceed with the GP Global Stock Acquisition.

GP Global Stock Acquisition Consideration

The purchase price payable by Global Consumer to GP Global Seller at the Closing of the GP Global Stock Acquisition is in the form of the issuance of shares of common stock of Global Consumer (the “Acquisition Consideration Shares”) (valued at $10 per share) and is based on an enterprise value of $270 Million, which enterprise value is (1) subject to a downward adjustment determined prior to the Closing by Global Consumer (acting through the disinterested members of the GACQ Board) for adverse findings in the PCAOB audit for fiscal years 2020 and 2021 or the financial due diligence report for GP Global and its subsidiaries (but the enterprise value in any event shall not be less than $220 Million), (2) increased by the cash and cash equivalents of GP Global and its subsidiaries as immediately prior to the Closing, and (3)  decreased by (A) the funded debt of GP Global and its subsidiaries as of immediately prior to the Closing, and (B) certain agreed-upon debt-like items of GP Global and its subsidiaries. The purchase price will be determined in good faith by GP Global and will be reviewed and approved prior to the Closing by a nationally recognized and reputable U.S. accounting firm mutually agreed upon by Global Consumer and GP Global and engaged by Global Consumer. GP Global has agreed to make any modifications to the determination of the purchase price requested by the accounting firm.

Representations and Warranties

The GP Global SPA contains customary representations and warranties of the parties thereto. GP Global and GP Global Seller have made the following representations and warranties (a) corporate existence and power, (b) authorization to enter into the GP Global SPA and related transactions, (c) governmental authorization, (d) non-contravention, (e) capitalization, (f) corporate records, (g) subsidiaries, (h) consents, (i) financial statements, (j) books and records, (k) internal accounting controls, (l) absence of certain changes, (m) properties; title to the company’s assets, (n) litigation, (o) contracts, (p) licenses and permits, (q) compliance with laws, (r) intellectual property, (s) accounts payable; affiliate loans, (t) employees, employment matters, (u) withholding, (v) employee benefits, (w) real property, (x) tax matters, (y) finders’ fees, (z) powers of attorney, suretyships and bank accounts, (aa) directors and officers, (bb) anti-money laundering laws, (cc) insurance, (dd) related party transactions, (ee) no trading or short positions, (ff) not an investment company, and (gg) information supplied.

Global Consumer has made representations with respect to (a) corporate existence and power, (b) corporate authorization to enter into the GP Global SPA and related transactions, (c) governmental authorization, (d) non-contravention, (e) finders’ fees, (f) issuance of shares, (g) capitalization, (h) information supplied, (i) trust fund, (j) Nasdaq listing, (k) board approval, (l) SEC documents and financial statements, (m) certain business practices, (n) anti-money laundering laws, (o) affiliate transactions, (p) litigation, (q) expenses, indebtedness and other liabilities, and (r) tax matters.

Covenants

The GP Global SPA includes customary covenants of the parties including, among others, conduct of the business, exclusivity, access to information, notices of certain events, tax matters, cooperation in the preparation of the Proxy Statement and other filings required to be filed in connection with the GP Global Stock Acquisition, trust account, cooperation with regulatory authorities, compliance with SPAC Agreements by Global Consumer, confidentiality, and Global Consumer keeping current and timely filing with the SEC and maintaining its Nasdaq listing.

GP Global has made certain covenants in the GP Global SPA, including, among others, reporting, compliance with laws and no insider trading, obtaining Company Consents, providing additional financial information, obtaining lock-up agreement for certain persons, approval by GP Global stockholder with respect to Waived 280G Benefits, amending the GP Global charter, and conversion of Primacy from a public limited company to a private limited company under the laws of India.

GP Global Seller’s and GP Global’s representations and warranties contained in the GP Global SPA will survive the Closing for a period of 15 months after the Closing Date.

Exclusivity

Each of Global Consumer, GP Global Seller and GP Global has agreed that from the date of the GP Global SPA until the Closing Date or, if earlier, the valid termination of the GP Global SPA in accordance with its terms, it will not initiate any negotiations with any party relating to an Alternative Transaction or enter into any agreement relating to such a proposal. Each of Global Consumer, GP Global Seller and GP Global has also agreed to be responsible for any acts or omissions of any of its respective representatives that, if they were the acts or omissions of Global Consumer, GP Global Seller or GP Global, as applicable, would be deemed a breach of the party’s obligations with respect to these non-solicitation restrictions.

Conditions to Closing

The consummation of the GP Global Stock Acquisition is conditioned upon, among other things, (i) the absence of any applicable law or order restraining, prohibiting or imposing any condition on the consummation of the GP Global Stock Acquisition and related transactions, (ii) the expiration or termination of the waiting period under the HSR Act and any other applicable Antitrust Laws and the consent, approval or authorization of any Authority required under applicable Antitrust Laws, (iii) no action being brought by any Authority to enjoin or otherwise restrict the consummation of the Closing, (iv) Global Consumer having at least $5,000,001 of net tangible assets either immediately prior to or upon consummation of the GP Global Stock Acquisition; (v) approval by Global Consumer stockholders of the GP Global Stock Acquisition and related transactions and each of the Purchaser Proposals, (vi) the Proxy Statement has been cleared by the SEC, and (vii) Global Consumer has received the Fairness Opinion.

Global Consumer’s obligation to close is subject to the satisfaction by GP Global of the following conditions, which include, among other things, (A) GP Global having duly performed or complied with all of its obligations under the GP Global SPA in all material respects, (B) the representations and warranties of GP Global (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect), other than the Company Fundamental Representations, being true and complete in all material respects as of the date of the GP Global SPA and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty being true and complete in all material respects at and as of such earlier date), (C) the Company Fundamental Representations (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) being true and complete in all respects at and as of the date of the GP Global SPA and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty being true and complete in all respects at and as of such specific date), other than de minimis inaccuracies, (D) no event having occurred that would result in a Material Adverse Effect on GP Global or any of its subsidiaries, (E) receipt of appropriate transfer documentation for the Company Shares, (F) the Purchase Price having been reviewed and approved by the Accounting Firm, (G) receipt of Company Consents, (H) resignation of certain GP Global directors as set forth in the GP Global SPA, (I) conversion of Primacy from a public limited company to a private limited company under the laws of India, and (J) consummation of the Luminex Stock Acquisition.

GP Global’s obligation to close is subject to the satisfaction by Global Consumer of the following conditions, which include, among other things (A) Global Consumer having duly performed or complied with all of its obligations under the GP Global SPA in all material respects, (B) the representations and warranties of Global Consumer contained in the GP Global SPA (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect), other than the Purchaser Fundamental Representations, being true and complete in all material respects as of the date of the GP Global SPA and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty being true and complete in all material respects at and as of such earlier date), (C) the Purchaser Fundamental Representations (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) being true and complete in all respects at and as of the date of the GP Global SPA and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty being true and complete in all respects at and as of such specific date), other than de minimis inaccuracies, (D) no event having occurred that would result in a Material Adverse Effect on Global Consumer, (E) the Amended Purchaser Charter having been filed with the Delaware Secretary of State, and (F) Global Consumer having executed and delivered to GP Global a copy of each Additional Agreement to which Global Consumer, Sponsor or such other stockholder of Global Consumer is a party.

Termination

The GP Global SPA may be terminated at any time prior to the Closing as follows:

(i) by either Global Consumer or GP Global if (i) the GP Global Stock Acquisition and related transactions are not consummated on or before June 13, 2022 (the “Outside Closing Date”); provided that, if the SEC has cleared the Proxy Statement on or prior to June 13, 2022, then Outside Closing Date shall be automatically extended for 60 days after such clearance; and (ii) the material breach or violation of any representation, warranty, covenant or obligation under the GP Global SPA by the party (i.e., Global Consumer, on one hand, or GP Global, on the other hand) seeking to terminate the GP Global SPA was not the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Closing Date, without liability to the other party. Such right may be exercised by Global Consumer or GP Global, as the case may be, giving written notice to the other at any time after the Outside Closing Date;

(ii) by either Global Consumer or GP Global if any Authority has issued any final decree, order, judgment, award, injunction, rule or consent or enacted any law, having the effect of permanently enjoining or prohibiting the consummation of the GP Global Stock Acquisition, provided that, the party seeking to terminate cannot have breached its obligations under the GP Global SPA and such breach was a substantial cause of, or substantially resulted in, such action by the Authority; or

(iii)  by mutual written consent of Global Consumer and GP Global duly authorized by each of their respective boards of directors.

The GP Global SPA and other agreements described below have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about Global Consumer, GP Global or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the GP Global SPA were made as of a specified date, are modified or qualified by information in one or more disclosure letters prepared in connection with the execution and delivery of the GP Global SPA, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the GP Global SPA are not necessarily characterizations of the actual state of facts about Global Consumer, GP Global or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that Global Consumer makes publicly available in reports, statements and other documents filed with the SEC. Global Consumer, GP Global Seller and GP Global stockholders, members, managers and security holders are not third-party beneficiaries under the GP Global SPA.

Certain Related Agreements

Purchaser Support Agreement

In connection with the execution of the Luminex SPA, certain stockholders of Global Consumer entered into a support agreement (the “Purchaser Support Agreement”) pursuant to which the stockholders of Global Consumer that are parties to the Purchaser Support Agreement have agreed to vote all shares of common stock of Global Consumer beneficially owned by them in favor of the Luminex SPA and related transactions.

Escrow Agreement

At Closing, Global Consumer and Luminex Seller will enter into an escrow agreement (the “Escrow Agreement”) with KeyBank National Association (the “Escrow Agent”) pursuant to which Global Consumer will deposit, on the Closing Date from the purchase price payable by Global Consumer to Luminex Seller in the Luminex Stock Acquisition, an aggregate amount consisting of (a) $5,000,000 and (b) the RWI Retention Amount, into separate escrow accounts maintained by the Escrow Agent, to satisfy (i) any negative adjustment to the Estimated Purchase Price under the Luminex SPA and (ii) amounts owed to Global Consumer or any other indemnitee in respect of Luminex Seller’s indemnification obligations under the Luminex SPA, respectively.

Lock-Up Agreement

In connection with the Closing of the GP Global Stock Acquisition, GP Global Seller will agree, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any of the Acquisition Consideration Shares held by them (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive shares of Purchaser Common Stock, if any, acquired during the lock-up period, the “Lock-up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the the end of the lock-up period.

Amended Registration Rights Agreement

At the Closing, Global Consumer will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”) with certain existing stockholders of Global Consumer with respect to the shares of Global Consumer’s common stock they own at the Closing, and with GP Global Seller who will be an affiliate of Global Consumer with respect to the Acquisition Consideration Shares after the Closing. The Amended and Restated Registration Rights Agreement will provide certain demand registration rights and piggyback registration rights to the stockholders, subject to underwriter cutbacks and issuer blackout periods. Global Consumer will agree to pay certain fees and expenses relating to registrations under the Amended and Restated Registration Rights Agreement.

The foregoing descriptions of agreements and the transactions and documents contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Luminex SPA or the GP Global SPA (as applicable), the Purchaser Support Agreement and the form of Escrow Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibits 2.1, 2.2, 10.1 and 10.2, respectively, and the terms of which are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On December 13, 2021, Global Consumer issued a press release announcing the execution of the Luminex SPA and the GP Global SPA and related matters. A copy of the press release is furnished hereto as Exhibit 99.1.

Furnished as Exhibit 99.2 hereto is the investor presentation that will be used by Global Consumer in connection with the Luminex Stock Acquisition, the GP Global Stock Acquisition and related matters.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Information for Investors and Stockholders

This document relates to proposed transactions between Global Consumer and each of Luminex and GP Global. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Global Consumer intends to file a proxy statement with the SEC. A proxy statement will be sent to all Global Consumer stockholders. Global Consumer also will file other documents regarding the proposed transactions with the SEC. Before making any voting decision, investors and security holders of Global Consumer are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transactions as they become available because they will contain important information about the proposed transactions.

Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by Global Consumer through the website maintained by the SEC at www.sec.gov.

Forward Looking Statements

Certain statements included in this Current Report on Form 8-K are not historical facts but are forward-looking statements. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identiﬁed in this Current Report on Form 8-K and on the current expectations of Global Consumer’s, Luminex’s and GP Global’s respective management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a deﬁnitive statement of fact or probability. Actual events and circumstances are difﬁcult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Global Consumer, Luminex and GP Global. Some important factors that could cause actual results to differ materially from those in any forward-looking statements could include changes in domestic and foreign business, market, ﬁnancial, political and legal conditions.

These forward-looking statements are subject to a number of risks and uncertainties, including, the inability of the parties to successfully or timely consummate the Luminex SPA and the GP Global SPA, including the risk that any required regulatory approvals (including approval from antitrust regulators) are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Global Consumer or the expected benefits of the Luminex Stock Acquisition and the GP Global Stock Acquisition (collectively, the “Stock Acquisitions”), if not obtained; the failure to realize the anticipated benefits of the Stock Acquisitions; matters discovered by the parties as they complete their respective due diligence investigation of the other parties; the ability of Global Consumer prior to the Stock Acquisitions, and Global Consumer following the Stock Acquisitions, to maintain the listing of Global Consumer’s shares on Nasdaq; costs related to the Stock Acquisitions; the failure to satisfy the conditions to the consummation of each of the Stock Acquisitions, including the approval of the Luminex SPA and the GP Global SPA by the shareholders of Global Consumer and the receipt of a fairness opinion with respect to the GP Global Stock Acquisition, the risk that the Stock Acquisitions may not be completed by the stated deadlines and the potential failure to obtain an extension of the stated deadlines; the inability to complete a PIPE transaction; the outcome of any legal proceedings that may be instituted against Global Consumer, Luminex or GP Global related to the Stock Acquisitions; the attraction and retention of qualified directors, officers, employees and key personnel following the Stock Acquisitions, Global Consumer’s ability following the Stock Acquisitions to compete effectively in a highly competitive market; the ability to protect and enhance Luminex’s and GP Global’s corporate reputation and brand; the impact from future regulatory, judicial, and legislative changes in Luminex’s and GP Global’s industry; the uncertain effects of the COVID-19 pandemic; future financial performance of Global Consumer following the Stock Acquisitions; the ability of Global Consumer to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; the risk that the Stock Acquisitions disrupt current plans and operations of Luminex and GP Global as a result of the announcement and consummation of the Stock Acquisitions; the possibility that Luminex or GP Global may be adversely affected by other economic, business, regulatory, and/or competitive factors; the evolution of the markets in which Luminex and GP Global compete, including ecommerce; the ability of Luminex and GP Global to anticipate and respond to changing consumer preferences and merchandise trends; the ability of Luminex and GP Global to implement their existing strategic initiatives and continue to innovate their existing products; the ability of Luminex and GP Global to defend their intellectual property; the risk that Luminex and GP Global may not be able to execute their growth strategies and the timing of expected business milestones; the risk that Luminex and GP Global may not be able to recognize revenue for their products or secure additional contracts that generate revenue; and Luminex’s and GP Global’s performance, capabilities, strategy, and outlook. The foregoing list of risks is not exhaustive.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Global Consumer, Luminex and GP Global do not presently know, or that Global Consumer, Luminex and GP Global currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Global Consumer’s, Luminex’s and GP Global’s current expectations, plans and forecasts of future events and views as of the date hereof. Nothing in this Current Report on Form 8-K and the exhibits hereto should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this Current Report on Form 8-K and the exhibits hereto, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein and the risk factors of Global Consumer, Luminex and GP Global described above. Global Consumer, Luminex and GP Global anticipate that subsequent events and developments will cause their assessments to change. However, while Global Consumer, Luminex and GP Global may elect to update these forward-looking statements at some point in the future, they each specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Global Consumer’s, Luminex’s or GP Global’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Participants in the Solicitation

Global Consumer, Luminex and GP Global and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Global Consumer’s stockholders in connection with the proposed Stock Acquisitions. A list of the names of the directors and executive officers of Global Consumer and information regarding their interests in the Stock Acquisitions will be contained in the proxy statement when available. You may obtain free copies of these documents as described in the second paragraph under the above section entitled “Important Information for Investors and Stockholders.”

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
2.1*	Stock Purchase Agreement, dated as of December 13, 2021, by and among Global Consumer Acquisition Corp., CLP Luminex Holdings, LLC and Luminex Home Décor & Fragrance Holding Corporation.
2.2*	Stock Purchase Agreement, dated as of December 13, 2021, by and among Global Consumer Acquisition Corp., TGP Trading FZCO and GP Global Limited
10.1	Purchaser Support Agreement dated as of December 13, 2021 by and among Global Consumer Acquisition Corp., Luminex Home Décor & Fragrance Holding Corporation and certain stockholders of Global Consumer Acquisition Corp.
10.2	Form of Escrow Agreement by and among KeyBank National Association, Global Consumer Acquisition Corp. and CLP Luminex Holdings, LLC
99.1	Press Release issued by Global Consumer Acquisition Corp. on December 13, 2021
99.2	Investor Presentation, dated December 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). Global Consumer Acquisition Corp. agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2021

Global Consumer Acquisition Corp.

By:	/s/ Rohan Ajila
Name:	Rohan Ajila
Title:	Chief Executive Officer